Provention Bio, Inc.

Lock-Up AGREEMENT

April 25, 2017

Provention Bio, Inc.

110 Old Driftway Lane

Lebanon, NJ 08833

Re:   Provention Bio, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

In order to induce MDB Capital Group, LLC (“MDB”) to act as the placement agent to locate investors (the “Investors”) to participate in a private placement (the “Private Placement”) of Provention Bio, Inc.’s, a Delaware Corporation, (the “Company”) Series A Preferred Stock (the “Preferred Stock”), par value $0.0001 per share, MDB agrees that, commencing on the earlier of (a) the date of the final prospectus relating to the Company’s initial public offering of its Common Stock (the “Common Stock”), par value $0.0001 per share (the “IPO”) and (b) the listing of the Company’s Common Stock on an exchange or any tier of The NASDAQ Stock Market or New York Stock Exchange and ending on the date that is 12 months thereafter (the “Lock-Up Period”), the undersigned will not, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of (w) Preferred Stock, (x) any securities convertible into or exercisable or exchangeable (directly or indirectly) for the Preferred Stock, or (y) Common Stock issued and outstanding as of the date of the final prospectus relating to the Company’s IPO, other than shares of Common Stock purchased in the IPO or the public securities markets, and (z) Common Stock that may be acquired through any warrant issued in connection with the Private Placement (together the “Undersigned’s Shares”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock, Common Stock or other securities, in cash, or otherwise. For clarity, the restrictions of this Lock-Up Agreement do not apply to or in respect of any securities acquired by MDB in the IPO or after the IPO, including but not limited to securities issued in the IPO and underwriting and market making activities, acting as a placement agent whether now owned or hereafter acquired, whether held in a trading or investment account and handling customers’ orders on a solicited and unsolicited basis.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares. For clarity, MDB may engage in hedging and other transactions, such as short sales or purchase, sale or grant of rights with respect to securities other than the Undersigned’s Shares, in its activities as underwriter, private placement agent, market maker, and handling customers’ orders on a solicited and unsolicited basis.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares, provided that in case of items (i) through (v) below, any such transfer shall not involve a disposition for value, and provided further that any transferee shall agree to be bound by the terms of this Lock-up Agreement:

(i)       bona fide gift or gifts or by will or intestate succession upon the death of the undersigned; or

(ii)       to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii)       if the undersigned is a trust, any distribution to a beneficiary of the trust or to the estate of a beneficiary of such trust and such transfer is not for value; or

(iv)       as a distribution or transfer to stockholders, members, limited partners, or other security holders of the undersigned or to regular employees of the undersigned whether or not for value; or

(v)       to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by or under common control with the undersigned; or

(vi)       any transfers of the Undersigned’s Shares solely to satisfy (a) the exercise price of any equity awards or options/warrants outstanding of the Company pursuant to any “net issuance” thereof, through the surrender to the Company of shares of Common Stock or other securities, provided that any securities received by such person upon such net issuance shall be subject to the restrictions provided for in this Lock-Up Agreement if the securities are derived from any of the Undersigned’s Shares, or (b) the partial or full settlement of any withholding tax obligation of the undersigned, through the surrender or forfeiture to the Company of shares of Common Stock, accruing upon the exercise or vesting of any equity award or options/warrants.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding anything contrary in this Lock-Up Agreement, (i) the undersigned can enter into a sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that no sales, dispositions or other transfers of the Undersigned’s Shares may be made under such plan during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company; (ii) nothing in this Lock-Up Agreement shall prevent the undersigned from converting outstanding convertible securities that are the Undersigned’s Shares into securities of the Company, provided that such securities remain subject to the terms hereof; (iii) nothing in this Lock-Up Agreement shall prevent the transfer of securities of the Company pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Preferred Stock or Common Stock, as the case may be, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement, and (iv) nothing in this Lock-Up Agreement shall prevent the transfer of the Undersigned’s Shares with the written consent of [MDB] and the Company and the agreement of the transferee that it will be subject to the restrictions contained herein.

In order to enforce this covenant, the Company shall impose stop-transfer instructions preventing the Company’s transfer agent (the “Transfer Agent”) from effecting any actions in violation of this Lock-Up Agreement. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s Transfer Agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions. The Company is a third party beneficiary of this provision.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to MDB and the Company to complete the transactions contemplated by the Private Placement and that MDB and the Company shall each be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Subscription Agreement entered into in connection with the Private Placement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

At the discretion of MDB and the Company acting jointly, some or all of the Undersigned’s Shares may be released from the restrictions of this Lock-Up Agreement, and the Company shall take the required action to permit the securities so released to be free of the restrictions of this Lock-Up Agreement.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Remainder of page intentionally left blank. Signature Page to Follow.]

Very truly yours,

MDB CAPITAL GROUP, LLC
Exact Name of Shareholder

By:
Authorized Signature
Name:	Gary A. Schuman
Title:	Chief Financial Officer

Agreed to and Acknowledged:

ProVENTION BIO, INC.

By:
Name:	Ashleigh Palmer
Title:	President and Chief Executive Officer

[Signature Page to Lock-Up Agreement with MDB Capital Group, LLC – Provention Bio, Inc.]